                        Exhibit 10h
                        -----------

               LEVI STRAUSS ASSOCIATES INC.
         DEFERRED COMPENSATION PLAN FOR EXECUTIVES
(As adopted in 1971 and as amended through January 1, 1992)


ARTICLE 1   EFFECTIVE DATE
- --------------------------

          The Levi Strauss Associates Inc. Deferred Compensation Plan for Executives (hereinafter the "Plan") became effective upon approval by the Executive Committee of the Board of Directors of Levi Strauss & Co. in 1971. The Plan was amended on October 25, 1973; November 23, 1976; November 1, 1977; December 15, 1977; November 6, 1979; October 20, 1980; November 12, 1982; October 26, 1983; November 22, 1984 and August 16, 1985, such amendments having been approved by the Executive Committee of the Board of Directors of Levi Strauss & Co. or its delegate and amended and restated on November 14, 1986 by the delegates of the Board of Directors of Levi Strauss Associates Inc. (the "Company").

ARTICLE 2   ELIGIBILITY
- -----------------------

          (a) General Rule. Any employee of the Company or a participating domestic subsidiary (including a wholly-owned subsidiary of a wholly-owned subsidiary of the Company and, effective December 1, 1980, Battery Street Enterprises, Inc. or any subsidiary thereof), who (i) is customarily employed 30 or more hours per week by the Company or such subsidiary, (ii) is employed within the United States or is a designated participant in the Levi Strauss & Co. Home Office Pension Plan, and (iii) is compensated on a salary basis (hereinafter the "Eligible Employee") shall be eligible to participate in the Plan during a calendar year; provided that, either (i) the grade for the employee is equivalent to Home Office grade 9 or above, or (ii) the employee has an undistributed balance of Deferred Compensation. Notwithstanding the aforesaid, no employee shall be eligible to participate in the Plan if said employee has entered into an employment agreement with the Company or a subsidiary thereof which precludes the employee from participating in a deferred compensation plan offered by the Company.

          (b) Exclusions. A salesman employed on a commission basis shall not be eligible to participate in the Plan.

ARTICLE 3   DEFINITION OF COMPENSATION
- --------------------------------------

          For all purposes under the Plan: (a) "total compensation" shall mean base salary, but shall not include any payments under or contributions to the Company's Long Term Disability Plan or other group insurance or any employee benefit plan maintained by the Company; (b) "total bonuses" shall mean payments made under the Company's Management Incentive Plan (hereinafter "MIP") or under any regularly paid bonus program other than the Long Term Performance Plan, and any non-recurring special bonus which is designated as being part of "total bonuses" in writing by the Administrator; and (c) for individuals on expatriate assignment, "total compensation" shall be defined as base salary adjusted by appropriate expatriate-related deductions and allowances as determined by the Administrator.

ARTICLE 4   ADDITIONAL DEFERRED COMPENSATION
- --------------------------------------------

          When an Eligible Employee elects that a portion of his total compensation or total bonus for a calendar year shall be payable as Deferred Compensation under the Plan, there shall also be credited as Additional Deferred Compensation for such calendar year an amount equal to the difference between (a) the aggregate amount of contributions by the Company which would have been allocated in respect of such Eligible Employee under the Profit Sharing Plan of Levi Strauss & Co. (hereinafter the "Profit Sharing Plan") and the Employee Savings Plan of Levi Strauss & Co. (hereinafter the "Employee Savings Plan") if such Eligible Employee has not made such election under this Plan, and (b) the actual aggregate amount of contributions by the Company so allocated in respect of such Eligible Employees for said plans for such calendar year. The Additional Deferred Compensation which is attributable to the difference between the actual Profit Sharing Plan allocation and the Profit Sharing Plan allocation which would have been allocated if the Eligible Employee had not elected to participate in this Plan shall be credited during the next following calendar year and shall coincide with the time that allocations are made to participants in the Profit Sharing Plan. The Additional Deferred Compensation which is attributable to the difference between the actual Company contributions which would have been made under the Employees Savings Plan if the Eligible Employee had not elected to participate in this Plan shall be credited at the same time that Company contributions are made to the Employee Savings Plan.

ARTICLE 5   ELECTION TO DEFER COMPENSATION
- ------------------------------------------

          (a) Total Compensation Eligible for Deferral. Any Eligible Employee may elect that a portion not to exceed one-third (1/3) of his total compensation shall be payable only as Deferred Compensation under this Plan. Effective for elections for calendar year 1983 and later, amounts of total compensation deferred by an Eligible Employee shall not be less than five percent (5%) of his total base salary.

          (b) Total Bonuses Eligible for deferral. Any Eligible Employee may elect that a portion or all of his total bonuses shall be payable only as Deferred Compensation under this Plan. Effective for elections for calendar year 1987 and later, amounts of total bonuses deferred by an Eligible Employee shall not be less than the greater of (i) $5,000 or (ii) five percent (5%) of his total bonuses.

          (c) Time for Filing Elections. A deferral election shall be made in writing to the Administrator (i) in the case of base salary or non-recurring special bonuses or a regularly paid bonus program other than MIP at least two weeks prior to the commencement of the first payroll period ending in the calendar year in which payment otherwise would have been made; or (ii) in the case of amounts payable under MIP prior to May 15.
All elections are irrevocable once the final date for elections has passed.

          (d) First Year of Employment. An Eligible Employee may also make an election during the first year of employment with respect to his base salary for services performed after the effective day of the election.
Such election shall be made in writing to the Administrator within 30 days after commencement of employment with the Company or a Participating Subsidiary and at least two weeks prior to commencement of the first payroll period with respect to which the election is to be effective, but no such election shall be permitted after November 15 of any calendar year.

          (e) Effect on Other Plans. Compensation deferred under this Plan shall not be included in "covered compensation" for crediting benefits or contributions to any qualified retirement, profit-sharing, stock purchase plan, employee saving plan or employee stock ownership plan. Other benefit plans shall not be affected by a deferral of compensation under this Plan.

ARTICLE 6   INTEREST CREDIT
- ---------------------------

          Beginning on January 1, 1980, interest shall be computed monthly as of the last day of each calendar month on the undistributed balance of each Eligible Employee's Deferred Compensation at the end of such calendar month. For amounts deferred pursuant to an election prior to January 1, 1983, interest shall be computed at a monthly interest rate equal to the sum of (i) one-twelfth (1/12) of the annual interest rate charged for commercial loans to most credit-worthy customers, as most recently announced by Bank of America in San Francisco, California, effective as of the last day of the calendar month on which such interest is computed, plus
(ii) one-twelfth (1/12) of two percent (2%) per annum; except that for any calendar year beginning prior to January 1, 1980, interest shall be credited in accordance with the procedures specified in the Plan as then in effect.

          Except as provided below, for amounts deferred pursuant to an election after January 1, 1983, interest shall be computed at a monthly interest rate equal to one-twelfth (1/12) of the annual rate charged for commercial loans to most credit-worthy customers, as most recently announced by Bank of America in San Francisco, California, effective as of the last day for the calendar month on which such interest is computed.

          For amounts deferred by an Eligible Employee whose grade is equivalent to Home Office grade 9 or above representing a 1985 bonus payable under the MIP or his total base salary for calendar year 1986, interest shall be computed at a monthly interest rate equal to one-twelfth (1/12) or (i) the annual rate charged for commercial loans to most credit-worthy customers, as most recently announced by Bank of America in San Francisco, California, effective as of the last day of the calendar month in which such interest is computed, plus (ii) two percent (2%) for the period through December 31, 1990, and thereafter such amount, if any, as the Board of Directors of the Company or its delegates shall determine in its sole discretion.

          Such interest shall be credited to the account of each participant on the books for the Company or Participating Subsidiary as of December 31 of such calendar year. An example of this computation is attached as part of this Plan document.

          For retired participants, the interest credit as described above shall be effective for calendar years beginning January 1, 1979, and after.

ARTICLE 7   PAYMENT OF DEFERRED COMPENSATION
- --------------------------------------------

          All Deferred Compensation under the Plan shall be payable as follows:

          (a) Termination for Any Reason Other Than Death or Involuntary Discharge. In the event that the Eligible Employee's employment shall be terminated by reason o disability, retirement, voluntary termination, bona fide job elimination or for any other reason other than his death or other involuntary discharge, the amount of his Deferred Compensation Plan shall be paid to him over a ten (10) year period in one hundred twenty (120) ratable monthly installments commencing on the first day of the calendar month following the later of the Eligible Employee's attainment of age seventy and one-half (70-1/2) or the date of the Eligible Employee's termination of employment. An Eligible Employee may, however, at the time he notifies the Administrator of his election to have a portion of his total compensation for a given calendar year payable as Deferred Compensation under the Plan:

               (i) Specify a date for a lump sum payment of a period longer than five (5) years, but not to exceed ten (10) years, over which his Deferred Compensation for such year shall be paid; and/or

               (ii) Specify that such monthly installments commence on other than the date of retirement but not later than his attainment of age seventy and one-half (70-1/2).

          (b) Termination of Employment by Death. In the event that the Eligible Employee's employment is terminated by death, or in the event of an Eligible Employee's death after termination of employment, and payments have not commenced, the unpaid balance of his Deferred Compensation shall be paid to his Beneficiary over a ten (10) year period in one hundred and twenty (120) ratable monthly installments commencing on the first day of the calendar month following the later of (i) the month in which the Eligible Employee died, or (ii) the month in which the Eligible Employee would have attained age seventy and one-half (70-1/2); except that at the time an Eligible Employee notifies the Administrator of his election to have a portion of his total compensation for a given calendar year payable as Deferred Compensation under the Plan, such Eligible Employee may elect that such unpaid balance be paid in a lump sum at a designated time within the five (5) year period following his death or in ratable monthly installments over a five (5) year period or a specified longer period not to exceed ten (10) years.

          (c) Termination of Employment by Involuntary Discharge. In the event that an Eligible Employee's employment is terminated by involuntary termination other than death or disability, the amount of his Deferred Compensation shall be paid in a lump sum within thirty (30) days after his termination of employment.

          (d) Acceleration of Payments. An Eligible Employee or, in the case of the death of an Eligible Employee prior to the commencement of payment of Deferred Compensation for any year, the Eligible Employee's Beneficiary, may file a petition to accelerate payment of Deferred Compensation for which no effective election as to time and method of payment has been filed. The Personnel Committee of the Board of Directors of the Company shall appoint an Outside Director to consider and act upon such petitions. The Outside Director shall have sole discretion to approve or disapprove such petitions. In the petition the Eligible Employee shall with respect to the Deferred Compensation specify a date for lump sum payment or a period to commence not later than the Eligible Employee's attainment of age seventy and one-half (70-1/2) or actual retirement, whichever is later, and not to end later than one hundred and twenty (120) months after the Eligible Employee would attain age seventy and one-half (70-1/2).

          (e) In-Service Payments. In the case of an Eligible Employee whose grade is equivalent to Home Office grade 9 or above, at the time he notifies the Administrator of his election to have amounts deferred representing a bonus payable under MIP for calendar year 1987 or later, in lieu of the provisions for payment of deferred compensation set forth Subsections (a), (b), (c) and (d) above, he may elect payment to be made as follows: Twenty percent (20%) of the MIP bonus to be paid as soon as practical after the amounts have been determined by the awarding company; thereafter in ratable annual installments in January of each of the following four years.

          (f) Hardship. Upon a showing of financial hardship, the Administrative Committee for the Retirement Plans of Levi Strauss & Co., in its sole discretion, may direct the Company or Participating Subsidiary to pay to an Eligible Employee (or, in the event of death, to an Eligible Employee's Beneficiary) in one lump sum a portion or all of the unpaid balance of such Eligible Employee's Deferred Compensation to the extent necessary to alleviate the hardship. A "hardship" is an emergency beyond the control of the Eligible Employee (or his Beneficiary).

          (g) Minimum Balance. Notwithstanding the aforesaid, in the event that an Eligible Employee's employment is terminated for any reason other than retirement and his undistributed balance (including accrued interest) under the Plan is $50,000 or less, without regard to any balance to which in-service payment has been elected, on the last day of the full payroll period immediately prior to his termination, the amount of his Deferred Compensation, without regard to any balance to which in-service payment has been elected, shall be paid in a lump sum within thirty (30) days after his termination of employment. Nothing herein shall require the payment of Deferred Compensation for which an election was made prior to January 1, 1983, and reaffirmed prior to June 15, 1985.

          (h) Elections. An Eligible Employee who, on October 1, 1985, is employed by the Company or a wholly-owned Participating Subsidiary of the Company may, prior to October 1, 1985, file with the Administrator a confirmation of each prior election. If such Eligible Employee fails to file a confirmation in a timely manner, then the election which is not so confirmed shall be null and void and deemed not to have been filed. Any Deferred Compensation with respect to a participant in the Plan who is not employed by the Company or by a wholly-owned Participating Subsidiary of the Company on October 1, 1985, will be paid according to the participant's election or, if no election was made, according to the provisions of the Plan in effect at the time of deferral.

ARTICLE 8   SOURCE OF PAYMENT
- -----------------------------

          All payments of Deferred Compensation hereunder shall be paid in cash from the general funds of the Company or the Participating Subsidiary, whichever was the employer at the time of the deferral, and no special or separate fund shall be established or other segregation of assets made to assure such payments; provided, however, that the Company or the Participating Subsidiary, as the case may be, may establish a bookkeeping reserve to meet its obligation hereunder. Nothing contained in the Plan and no action taken pursuant to the provisions for the Plan shall create or be construed to create a trust of any kind or a fiduciary relationship between the Company or the Participating Subsidiary or the Administrator and any employee or other person. To the extent that any person acquires a right to receive payments from the Company or the Participating Subsidiary under the Plan, such right shall be no greater than the right of any unsecured general creditor of the Company or the Participating Subsidiary.

ARTICLE 9   DESIGNATION OF BENEFICIARIES
- ----------------------------------------

          (a) Designation by Eligible Employee. Each Eligible Employee shall file with the Administrator a written designation of one or more persons as the "Beneficiary" who shall be entitled to receive the amount, if any, payable under the Plan upon his death. An eligible Employee may from time to time revoke or change his beneficiary designation without the consent of any prior Beneficiary by filing a new designation with the Administrator. The last such designation received by the Administrator shall be controlling; provided, however, that no designation, or chance or revocation thereof, shall be effective unless received by the Administrator prior to the Eligible Employee's death, and in no event shall it be effective as of a date prior to such receipt.

          (b) Lack of Designation. If no beneficiary designation is in effect at the time of an Eligible Employee's death, if no designated Beneficiary survives the Eligible employee or if such designation conflicts with law, then the Eligible employee's estate shall be the Beneficiary entitled to receive the amount. The Administrator may direct the Company or participating Subsidiary to retain such amount, without liability for any interest thereon, until the rights thereto are determined, or he may direct the Company or Participating Subsidiary to pay such amount into any court of appropriate jurisdiction, and such payment shall be complete discharge of the liability of the Plan, the Company and Participating Subsidiary therefor.

ARTICLE 10   ADMINISTRATION OF PLAN
- -----------------------------------

          For the purposes of this Plan, the ":Administrator" shall be the Director of Employee Benefits or such other person as the President of the Company may designate from time to time. The Plan, except for Sections (7(d) and 7(f)), shall be administrated by the Administrator, who shall have full power, discretion and authority to interpret, construe and administer the Plan and any part thereof. The administrator's interpretations and constructions of the Plan and actions thereunder shall, except as otherwise determined by the Board of Directors of the Company or the Executive Committee thereof, be binding and conclusive on all persons for all purposes.

ARTICLE 11   AMENDMENT
- ----------------------

          The Plan may be amended, suspended or terminated, in whole or in part, by the Board of Directors of the Company or the Personnel Committee thereof, or the delegate of either, but no such action shall retroactively impair or otherwise adversely affect the rights of any person to payment of Deferred Compensation under the Plan which has accrued prior to the date of such action, as determined by the Administrator.

ARTICLE 12   GENERAL PROVISIONS
- -------------------------------

          (a) No Assignment. The right of any Eligible Employee or other person to the payment of Deferred Compensation under the plan shall not be assigned, transferred, pledged or encumbered, either voluntarily or by operation of law, except as provided in Section 9 with respect to designations of Beneficiaries hereunder or as may otherwise be required by law. If any person shall attempt to, or shall assign, transfer, pledge or encumber any amount payable hereunder, or if by reason of his bankruptcy or other event happening at any time any such payment would be made subject to his debts or liabilities or would otherwise devolve upon anyone else and not be enjoyed by him or his Beneficiary, the Administrator may, in his sole discretion, terminate such person's interest in any such payment and direct that the same be held and applied to or for the benefit of such person, his spouse, children or other dependents, or any other persons deemed to be the natural objects of his bounty, or any of them, in such manner as the Administrator may deem proper.

          (b) Incapacity, If the Administrator shall find that any person to whom any payment if payable under the Plan is unable to care for his affairs because of illness or accident or is a minor, then any payment due (unless a prior claim therefor shall have been made by a duly appointed guardian, committee or other legal representative) may be paid to his spouse, a child, a parent or a brother or sister, or any other person deemed by the Administrator to have incurred expenses for such person otherwise entitled to payment, in such manner and proportions as the Administrator may determine. Any such payment shall be a complete discharge of the liabilities of the Company or Participating Subsidiary under the Plan.

          (c) Information Required. Each Eligible Employee shall file with the Administrator such pertinent information concerning himself and his Beneficiary as the Administrator may specify, and no Eligible Employee or Beneficiary or other person shall have any rights or be entitled to any benefits under the Plan unless such information is filed by or with respect to him.

          (d) Election by Employee. All elections, designation, requests, notices, instructions and other communications from an Eligible Employee, Beneficiary or other person to the Administrator required or permitted under the Plan shall be in such form as is prescribed from time to time by the Administrator, shall be mailed by first-class mail or delivered to such location as shall be specified by the Administrator and shall be deemed to have been given and delivered only upon actual receipt thereof by the Administrator at such location.

          (e) Notices by Company. All notices, statements, reports and other communications from the Administrator to any employee, Eligible Employee, Beneficiary or other person required or permitted under the Plan shall be deemed to have been duly given when delivered to, or when mailed first-class mail, postage prepaid and addressed to, such employee, Eligible Employee, Beneficiary or other person at his address last appearing on the records of the Company.

          (f) No Employment Rights. Neither the Plan nor any action taken hereunder shall be construed as giving to any employee the right to be retained in the employ of the Company or Participating Subsidiary or as affecting the right of the Company or Participating Subsidiary to dismiss any employee at any time, with or without cause.

          (g) Captions. The captions preceding the sections and subsections hereof have been inserted solely as a matter of convenience and in no way define or limit the scope or intent of any provisions thereof.

          (h) Choice of Law. The Plan and all rights thereunder shall be governed by and construed in accordance with the laws of the State of California.

               LEVI STRAUSS ASSOCIATES INC.
      DEFERRED COMPENSATION PLAN STATEMENT OF ACCOUNT

Name:  I am Deferred         Account No.:  501
                         ESP
  Date      Credits    Credit   Withdrawals  Accrual   Rate     Balance
- --------  ----------   ------   ----------- --------- ------  ----------
12-31-85  $            $00.00       .00      $  .00    .000   $10,000.00
 1-19-86     288.46     14.42       .00         .00    .000    10,302.88
 1-31-86     288.46     14.42       .00         .00    .000    10,605.76
 1-31-86     000.00       .00       .00      101.64    .1150   10,707.40
 2-07-86   1,000.00     50.00       .00         .00    .000    11,757.40
 2-10-86     425.00       .00       .00         .00    .000    12,182.40
 2-11-86     288.46     14.42       .00         .00    .00     12,485.28
 2-25-86     288.46     14.42       .00         .00    .00     12,788.16
 2-28-86        .00       .00       .00      122.55    .1150   12,910.71

Assumptions:

     (1) I am Deferred will earn $75,000 in basic compensation in 1986, and will receive a 1985 MIP award of $10,000 in February 1986. His balance at the end of 1985 was $10,000.

     (2) I am Deferred elected to defer 10% of his 1986 basic compensation and had elected to defer 10% of his 1985 MIP award, which will be payable in February 1986.

     (3) I am Deferred contributes 10% to Account C of the Employee Savings Plan of Levi Strauss & Co. (the "ESP").

     (4) The 1985 contribution to the Profit Sharing Plan of Levi Strauss & Co. was 5% of his covered earnings of $85,000 in 1985 and the allocation was made in February 1986.
      SUPPLEMENT TO THE LEVI STRAUSS ASSOCIATES INC.
         DEFERRED COMPENSATION PLAN FOR EXECUTIVES

             STOCK OPTION SURRENDER DEFERRALS
             --------------------------------

ARTICLE 1   PURPOSE
- -------------------

          This Supplement is part of the Levi Strauss Associates Inc. Deferred Compensation Plan for Executives (the "Plan"), and except as provided herein all of the terms of the Plan shall apply to the benefits provided by this Supplement.

ARTICLE 2   ELIGIBILITY
- -----------------------

          Any employee of the Company or a subsidiary thereof whose Company stock options are cancelled in connection with the merger following the close of the leveraged buyout of the Company shall be eligible to participate in this Supplement to the Plan if the amount of consideration to be paid by his or her employer for such cancellation equals or exceeds $30,000. Such participation shall be permitted only with respect to the amount of such consideration.

ARTICLE 3   DEFINITION OF COMPENSATION
- --------------------------------------

          For the purposes of this Supplement, "compensation" shall be limited to the amount paid by an employee's employer in consideration of the cancellation of such employee's Company stock options in connection with the merger following the close of the leveraged buyout of the Company.

          An Employee who participates in this Supplement shall not be entitled to any additional Deferred Compensation with respect to the compensation described in this Section 3 of the Supplement.

ARTICLE 4   ELECTION TO DEFER
- -----------------------------

          At the time he offers to surrender his Company stock options for cancellation an optionee who meets the eligibility requirements set forth in Section 3 of this Supplement may elect to defer all or a portion of the consideration to be paid by his or her employer for such cancellation as follows:

          (a) One hundred percent (100%) to be paid as described in Section 7(e) of the Plan; or

          (b) Sixty-six and two-thirds percent (66-2/3%) to be paid as described in Section 7(e) of the Plan and thirty-three and one-third percent (33-1/3%) to be paid as described in Sections 7(a), (b) and (c) of the Plan; provided, however, that an election to defer hereunder shall be valid only if the total amount deferred equals or exceeds $30,000.

ARTICLE 5   INTEREST CREDIT
- ---------------------------

          Amounts deferred pursuant to this Supplement shall be credited with interest calculated in the manner described in the third paragraph of
Section 6 of the Plan.

    1986 SUPPLEMENT TO THE LEVI STRAUSS ASSOCIATES INC.
         DEFERRED COMPENSATION PLAN FOR EXECUTIVES

ARTICLE 1   PURPOSE
- -------------------

          This Supplement is part of the Levi Strauss Associates Inc. Deferred Compensation Plan for Executives (the "Plan"), and except as provided herein all of the terms of the Plan shall apply to the benefits provided by this Supplement.

ARTICLE 2   DEFINITION OF COMPENSATION
- --------------------------------------

          For years ending prior to January 1, 1987, "total compensation" shall mean base salary and payments made under the MIP, or any other regularly paid bonus program as designated in writing by the Administrator and any non-recurring special bonuses, but shall not include any payments under or contributions to the Company's Long Term Disability Plan or other group insurance or any employee benefit plan maintained by the Company. An election to defer compensation under the Plan may exclude or include any MIP bonus attributable to the year of election even though actual payment may occur in a subsequent year.

ARTICLE 3   ELECTION TO DEFER COMPENSATION
- ------------------------------------------

          For years beginning prior to January 2, 1987, any Eligible Employee may elect that (a) a portion or all of his total base salary, or
(b) a portion or all of the amounts otherwise payable to him under the MIP, or any other regularly paid bonus designated in writing by the Administrator, or as non-recurring special bonuses shall be payable only as Deferred Compensation under the Plan. The amounts so deferred, however, shall not exceed one-third (1/3) of his total compensation paid during any full calendar year; provided, however, that such limitation shall not apply to the election of an Eligible Employee with respect to his election to defer a portion or all of his 1985 and 1986 bonus payable under the MIP or his total base salary for calendar year 1986 and/or up to fifty percent (50%) of his total base salary for calendar year 1987. Effective for elections for calendar year 1983 and later, the amounts so deferred shall not be less than five percent (5%) of total base salary. Such election shall be made in writing to the administrator (a) in the case of base salary or a non-recurring special bonus at least two (2) weeks prior to the commencement of the first payroll period ending in such calendar year; provided, however, that an Eligible Employee may elect to defer a portion or all of his total base salary for October, November and December 1985 (or increase a prior election to defer 1985 base salary) subject to the deferral limitation of one-third (1/3) of total compensation set forth above, by filing an election on or before September 13, 1985; provided, however, that an Eligible Employee may elect to defer a portion up to ninety percent (90%) of his total base salary for October, November and december 1986 (or increase a prior election to defer 1986 base salary) by filing an election at least two (2) weeks prior to the commencement of the pay period to which the deferred election applies; and (b) in the case of amounts payable under the MIP or any other regularly paid bonus, prior to May 15; provided, however, that with respect to calendar year 1985 and 1986 respectively, an election shall be made no later than October 1, 1985 or October 1, 1986 respectively.

ARTICLE 4   IN-SERVICE PAYMENTS
- -------------------------------

          (i) In the case of an Eligible Employee whose grade is equivalent to Home Office grade 9 or above, at the time he notifies the Administrator of his election to have amounts deferred representing a 1985 bonus payable under MIP or all or any portion of his total base salary for calendar year 1986, in lieu of the provisions for payment of deferred compensation set forth in Article 6 Subsections 9(a), (b) and (c) of the Plan, he may specify that payment shall be made in January of any year between 1987 and 1991, with the last payment made no later than January 1991.

          (ii) In the case of an Eligible Employee whose grade is equivalent to Home Office grade 9 or above, at the time he notifies the Administrator of his election to have amounts deferred representing a 1986 and/or 1987 bonus payable under the MIP or a portion up to ninety percent (90%) of his total base salary for October, November and December of 1986 (or increase a prior election to defer 1986 base salary) or a portion up to fifty percent (50%) of his total base salary for calendar year 1987, in lieu of the provisions for payment of deferred compensation set forth in
Section 6(a), (b) (c) and (d) above, he may elect payment to be made in January of 1988.

                   ====================

                        AMENDMENTS

          WHEREAS, LEVI STRAUSS ASSOCIATES INC. (the "Company") has adopted the Levi Strauss Associates Inc. Deferred Compensation Plan for Executives (the "Plan");

          WHEREAS, pursuant to Article 11 of the Plan, the Board of Directors of the Company or its delegatee is authorized to amend the Plan;

          WHEREAS, the Company desires to amend the Plan;

          WHEREAS, by resolutions duly adopted on June 22, 1989 and not amended, rescinded or superseded as of the date hereof, the Board of Directors of the Company authorized Robert D. Haas, Chairman of the Board and Chief Executive Officer, to adopt certain amendments to the Plan and to delegate to any other officer of the Company the authority to adopt certain amendments to the Plan;

          WHEREAS, on October 20, 1989, Robert D. Haas delegated to Donna
J. Goya, Senior Vice President, the authority to amend the Plan subject to specified limits, and such delegation has not been amended, rescinded or superseded as of the date hereof; and

          WHEREAS, the amendments herein are within the delegated authority of Donna J. Goya;

          NOW, THEREFORE, the Company hereby amends the Plan as set forth below:

          1. Article 1 is hereby amended in its entirety to read as follows:

               The Levi Strauss Associates Inc. Deferred Compensation Plan for Executives (hereinafter the "Plan") became effective upon approval by the Executive Committee of the Board of Directors of Levi Strauss & Co. in 1971. The Plan was amended on October 25, 1973; November 23, 1976; November 1, 1977; December 15, 1977; November 6, 1979; October 20, 1980; November 12, 1982; October 26, 1983; November 22, 1984 and August 16, 1985, such amendments having been approved by the Executive Committee of the Board of Directors of Levi Strauss & Co. or its delegatee. The Plan also was amended and restated on November 14, 1986 and amended effective as of August 1, 1989 by the delegatee of the Board of Directors of Levi Strauss Associates Inc. (the "Company").

          2. Article 4 is hereby amended in its entirety to read as follows:

               When an Eligible Employee elects that a portion of his total compensation or total bonus for a calendar year shall be payable as Deferred Compensation under the Plan, there shall also be credited as Additional Deferred Compensation for such calendar year an amount equal to the difference between (a) the aggregate amount of contributions by the Company which would have been allocated in respect of such Eligible Employee under the Employee Investment Plan of Levi Strauss Associates Inc. (hereinafter the "EIP") if such Eligible Employee had not made such election under this Plan, and (b) the actual aggregate amount of contributions by the Company so allocated in respect of such Eligible Employee under the EIP for such calendar year. The Additional Deferred Compensation which is attributable to the difference between the actual Profit Sharing Contribution allocation under the EIP and the Profit Sharing Contribution allocation which would have been allocated if the Eligible Employee had not elected to participate in this Plan shall be credited during the next following calendar year and shall coincide with the time that Profit Sharing Contribution allocations are made to participants in the EIP. The Additional Deferred Compensation which is attributable to the difference between the actual Company Matching Contributions which would have been made under the EIP if the Eligible Employee had not elected to participate in this Plan shall be credited at the same time that Company Matching Contributions are made to the EIP.

          3.   Article 7(g) is amended in its entirety to read as follows:

               (g) Minimum Balance. Notwithstanding the aforesaid, in the event that an Eligible Employee's employment is terminated for any reason other than retirement and his undistributed balance (including accrued interest) under the Plan is $50,000 or less, without regard to any balance to which in-service payment has been elected, on the last day of the full payroll period immediately prior to his termination, the amount of his Deferred Compensation shall be paid in a lump sum within thirty (30) days after his termination of employment. Nothing herein shall require the payment of Deferred Compensation for which an election was made prior to January 1, 1983, and reaffirmed prior to June 15, 1985.

          4. The amendments contained herein shall be effective as of August 1, 1989.

          IN WITNESS WHEREOF, the undersigned has set her hand hereunto on November 17, 1989.

                            --------------------------------------------
                            Donna J. Goya
                            Senior Vice President

                   ====================

          WHEREAS, LEVI STRAUSS ASSOCIATES INC. (the "Company") has adopted the Levi Strauss Associates Inc. Deferred Compensation Plan For Executives (the "Plan");

          WHEREAS, pursuant to Article 11 of the Plan, the Board of Directors of the Company or its delegatee is authorized to amend the Plan;

          WHEREAS, the Company desires to amend the Plan;

          WHEREAS, by resolutions duly adopted on June 22, 1989 and not amended, rescinded or superseded as of the date hereof, the Board of Directors of the Company authorized Robert D. Haas, Chairman of the Board and Chief Executive Officer, to adopt certain amendments to the Plan and to delegate to any other officer of the Company the authority to adopt certain amendments to the Plan;

          WHEREAS, on October 20, 1989, Robert D. Haas delegated to Donna
J. Goya, Senior Vice President, the authority to amend the Plan subject to specified limits, and such delegation has not been amended, rescinded or superseded as of the date hereof; and

          WHEREAS, the amendments herein are within the delegated authority of Donna J. Goya;

          NOW, THEREFORE, the Company hereby amends the Plan as set forth below;

          1. Article 1 is hereby amended in its entirety to read as follows:

               The Levi Strauss Associates Inc. Deferred Compensation Plan for executives (hereinafter the "Plan") became effective upon approval by the Executive Committee of the Board of Directors of Levi Strauss & Co. in 1971. The Plan was amended on October 25, 1973; November 23, 1976; November 1, 1977; December 15, 1977; November 6, 1979; October 20, 1980; November 12, 1982; October 26, 1983; November 22, 1984 and August 16, 1985, such amendments having been approved by the Executive Committee of the Board of Directors of Levi Strauss & Co. or its delegatee. The Plan also was amended and restated on November 14, 1986 and amended effective as of August 1, 1989 and November 8, 1990 by the delegatee of the Board of Directors of Levi Strauss Associates Inc. (the "Company").

          IN WITNESS WHEREOF, the undersigned has set her hand hereunto on November 8, 1990.

                            --------------------------------------------
                            Donna J. Goya
                            Senior Vice President

                   ====================

The Deferred Compensation Plan for Executives does not restore Home Office Pension Plan benefits lost because of the deferral of pay. You asked that we review that phase of the deferred comp plan and if appropriate amend it to restore any lost pension benefits.

Background
- ----------

The deferred comp plan has not restored lost HOPP benefits primarily because the tracking issue is cumbersome. However, there is no reason why the plan cannot restore the HOPP benefits just as it did the lost profit sharing and employer match contributions. I have checked with Scott Galloway about the best way to handle the restoration: Through this plan or through the existing benefit restoration plan or the supplemental plan (used for restoring benefits due tot he $200,000 pay cap).

Scott said that the deferred comp plan would probably be the better choice. We had agreed earlier that to keep our "section 415" excess plan as "pure" as possible we would isolate the 415 excess benefits from the $200,000 excess benefits. The same reasoning follows.

Restoring benefits where they are lost is now how we are designing our plans. For example, the new stock purchase plan for the highly compensated employees puts all employee deductions into that plan even if they defer comp and/or if they exceed the 415 limits.

Approval Requested
- ------------------

This is a no cost item as the "expense" will be shifted from either the existing HOPP, benefit restoration plan, or supplemental plan to the deferred comp plan.

Therefore, should you agree with this proposal, I ask that you review it with Donna and obtain her approval if she concurs.

Approved:  February 28, 1991                          Donna J. Goya

                   ====================

          WHEREAS, LEVI STRAUSS ASSOCIATES INC. (the "Company") has adopted the Levi Strauss Associates Inc. Deferred Compensation Plan For Executives (the "Plan");

          WHEREAS, pursuant to Article 11 of the Plan, the Board of Directors of the Company or its delegatee is authorized to amend the Plan;

          WHEREAS, the Company desires to amend the Plan;

          WHEREAS, by resolutions duly adopted on June 22, 1989 and not amended, rescinded or superseded as of the date hereof, the Board of Directors of the Company authorized Robert D. Haas, Chairman of the Board and Chief Executive Officer, to adopt certain amendments to the Plan and to delegate to any other officer of the Company the authority to adopt certain amendments to the Plan;

          WHEREAS, on October 20, 1989, Robert D. Haas delegated to Donna
J. Goya, Senior Vice President, the authority to amend the Plan subject to specified limits, and such delegation has not been amended, rescinded or superseded as of the date hereof; and

          WHEREAS, the amendment herein is within the delegated authority of Donna J. Goya;

          NOW, THEREFORE, the company hereby amends the Plan as set forth below:

          1. Article 7(d) is hereby amended in its entirety to read as follows:

          (d) Change in Timing or Manner of Payment. With respect to Deferred Compensation for which no effective election as to time and method of payment has been filed,

                        (i)the Eligible Employee or,
                   in the case of the death of the
                   Eligible Employee prior to the
                   commencement of payment of Deferred
                   Compensation for any year, the
                   Eligible Employee's Beneficiary,
                   may file a petition to accelerate
                   payment of such Deferred
                   Compensation.  Such petition shall
                   specify a date for lump sum payment
                   or a period for payment which
                   commences not later than the
                   Eligible Employee's attainment of
                   age seventy and one-half (70-1/2)
                   or actual retirement, whichever is
                   later, and ends no later than one
                   hundred and twenty (120) months
                   after the Eligible Employee would
                   attain age seventy and one-half
                   (70-1/2).

                        (ii)The Eligible Employee or,
                   in the case of the death of the
                   Eligible Employee prior to the
                   commencement of payment of Deferred
                   Compensation for any year, the
                   Eligible Employee's surviving
                   spouse if such spouse is the
                   Eligible Employee's Beneficiary,
                   may file a petition to have the
                   Deferred Compensation applied
                   towards the purchase of an annuity
                   contract which satisfies the
                   criteria set forth herein; provided
                   that the amount of Deferred
                   Compensation available for such
                   purchase equals or exceeds $50,000.
                   Such annuity contract shall be
                   purchased with a single premium,
                   owned by the Company, have an
                   annuity starting date within one
                   (1) year from the date of purchase
                   and provide for substantially equal
                   periodic payments during the
                   annuity period.  The petition for
                   purchase of an annuity shall
                   specify whether the annuity period
                   is to be over the life of the
                   Eligible Employee, the joint lives
                   of the Eligible Employee and the
                   Eligible Employee's spouse, or over
                   the life of the Eligible Employee's
                   spouse.  The petition also shall
                   specify an annuity starting date,
                   which shall not be later than the
                   later of the Eligible Employee's
                   retirement date or the Eligible
                   Employee's attainment of age
                   seventy and one-half (70-1/2).

          The Personnel Committee of the Board of Directors of the Company shall appoint an Outside Director to consider and act upon such petitions. The Outside Director shall have sole discretion to approve or disapprove such petitions.

          2. The amendments contained herein shall be effective as of January 1, 1992.

          IN WITNESS WHEREOF, the undersigned has set her hand hereunto as of November 9, 1992.

                            --------------------------------------------
                            Donna J. Goya
                            Senior Vice President